Item 77E
LEGAL PROCEEDINGS
Since October 2003 Federated
and related entities collectively
Federated and various
Federated funds
Funds have been named as
defendants in several class action
 lawsuits now pending in the
United States District
Court for the District of
 Maryland The lawsuits were
purportedly filed on behalf
 of people who purchased owned
and/or redeemed shares of
Federated sponsored mutual funds
 during specified periods
beginning November 1 1998
The suits are generally
similar in alleging that Federated
engaged in illegal and improper
 trading practices including
market timing and late trading
in concert with certain
institutional traders which
allegedly caused financial
injury to
the mutual fund shareholders
These lawsuits began to be
 filed shortly after Federateds
 first public announcement
that it had received requests
for information on shareholder
 trading activities in the
 Funds from the SEC the Office
of the New York State Attorney
 General NYAG and other authorities
 In that regard on November 28 2005
Federated announced that it had
reached final settlements with
 the SEC and the NYAG with
 respect to those matters
Specifically the SEC and NYAG
 settled proceedings against
 three Federated subsidiaries
involving undisclosed
market timing arrangements and
late trading The SEC made findings
 that Federated Investment Management
Company FIMC an SECregistered
investment adviser to various
 Funds and Federated
Securities Corp an
SECregistered brokerdealer
 and distributor for the Funds
 violated provisions of the
Investment Advisers Act and
Investment Company Act by
approving but not disclosing
three market timing arrangements
or the associated
conflict of interest between
FIMC and the funds involved in
the arrangements either to
other fund shareholders or to
the funds board and that Federated
 Shareholder Services Company
 formerly an SECregistered transfer agent failed to prevent a customer and a Federated employee from late
trading in violation of provisions
 of the Investment
Company Act The NYAG found that
such conduct violated provisions
of New York State
law Federated entered
into the settlements without
 admitting or denying the
regulators findings As
Federated previously
reported in 2004
it has already paid approximately
 80 million to certain funds
as determined by an independent
 consultant As part
of these settlements Federated
agreed to pay disgorgement and
 a civil money penalty in the
aggregate amount of an
additional 72 million and among
 other things agreed that it
 would not serve as investment
 adviser to any
registered investment company
 unless i at least 75 of the
funds directors are independent
of Federated ii the
chairman of each such fund is
 independent of Federated iii
no action may be taken by
the funds board or any
committee thereof unless approved
 by a majority of the independent
 trustees of the fund or
committee respectively
and iv the fund appoints a
senior officer who reports to
the independent trustees and
 is responsible for
monitoring compliance by the
 fund with applicable laws and
fiduciary duties and for
managing the process by which
management fees charged to a
 fund are approved The settlements
are described in Federateds announcement which along with previous press releases and related communications on those matters is available
in the About
Us section of Federateds website
at FederatedInvestorscom
Federated entities have also been
 named as defendants in several
additional lawsuits that are
now pending in the
United States District Court
for the Western District of
Pennsylvania alleging
among other things excessive
advisory and Rule 12b1 fees
The Board of the Funds retained
 the law firm of Dickstein
Shapiro LLP to represent
the Funds in each of the
lawsuits described in the
preceding two paragraphs
Federated and the Funds
and their respective counsel have
been defending this litigation
 and none of the Funds remains
 a defendant in any of the
lawsuits though some could
potentially receive any recoveries
 as nominal defendants Additional
lawsuits based upon similar
allegations may
be filed in the future The potential
 impact of these lawsuits all
of which seek unquantified
damages attorneys
fees and expenses and future
potential similar suits is
uncertain Although we do not
 believe that these lawsuits will
have a material adverse effect
 on the Funds there can be no
assurance that these suits
 ongoing adverse publicity
and/or other developments
resulting from the regulatory
investigations will not
result in increased Fund
redemptions reduced sales
of Fund shares or other adverse
 consequences for the Funds